UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D. C.   20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   December 14, 2004

      CENTRAL VERMONT PUBLIC SERVICE CORPORATION
(Exact name of registrant as specified in its charter)

Vermont (State of other jurisdiction of incorporation)	1-8222 (Commission File Number)	03-0111290 (IRS Employer Identification No.)

       77 Grove Street, Rutland, Vermont               05701

(Address of principal executive offices)          (Zip Code)

Registrant's telephone number, including area code (802) 773-2711

                                      N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
       (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
       (17 CFR 240.13e-4(c))

Item 7.01 Regulation F-D Disclosure.

      See "Item 8.01 Other Events" below.

Item 8.01 Other Events.

      On December 14, 2004 Fitch Ratings issued a press release as follows:

14 Dec 2004 5:05 PM (EST)

      Fitch Ratings-New York-December 14, 2004: Fitch Ratings has affirmed Central Vermont Public Service's (CVPS) senior secured rating of 'BBB+'. Fitch has also withdrawn the 'BBB' rating of CVPS' second mortgage bonds, which have been redeemed, and upgraded the preferred stock rating to 'BBB-' from 'BB+'. The Rating Outlook remains Stable.

      CVPS' ratings reflect leverage and interest coverage measures that are commensurate with the rating category. Financial measures have been trending upwards since 2001, when the company was permitted full recovery of costs associated with a long-term power purchase agreement (PPA) with Hydro-Quebec (HQ). Over the past three years, the company has also lowered business risk by exiting the nuclear business and by reducing its commitment to fund investments at unregulated subsidiary Catamount Energy. The sale of Connecticut Valley Electric Co. (CVEC) to Public Service New Hampshire (PSNH) earlier this year should not have a material effect on earnings and cash flow but will reduce litigation concerns and regulatory risk in New Hampshire. The refinancing of $75 million of high coupon second mortgage bonds with lower coupon first mortgage bonds will partly offset the loss of CVEC earnings.

      The primary rating credit concern is commodity exposure related to a unit-contingent power purchase agreement (PPA), and the absence of a fuel adjustment mechanism. In addition, regulation in Vermont has been inconsistent, and the outcome of a pending rate investigation is uncertain. The Vermont Public Service Board (VPSB), in April 2004, opened an investigation into CVPS' rates after the company appealed the VPSB's conditional approval of a July 2003 memorandum of understanding (MOU) reached between the company and Vermont's Department of Service. Consequently, in July 2004, CVPS filed for a 5% ($13 million) electric rate increase premised on an 11% ROE to recover costs related to reliability and customer service. A final VPSB decision is expected in March 2005.

      CVPS' commodity risk is primarily the result of having no fuel adjustment mechanism, the company's need to meet about 10% of its power requirements via owned resources or through purchases from ISO-New England, and the unit-contingent nature of the company's PPA with Vermont Yankee (VY). Managing the excess capacity from the CVEC sale is also a source of commodity risk.

Contact: Rajat Sehgal +1-212-908-0242, Lina Santoro +1-212-908-0522, or Robert Hornick +1-212-908-0523, New York.

Media Relations: Brian Bertsch +1-212-908-0549, New York

Forward-Looking Statements Statements contained in this report that are not historical fact are forward-looking statements intended to qualify for the safe-harbors from liability established by the Private Securities Reform Act of 1995. Statements made that are not historical facts are forward-looking and, accordingly, involve estimates, assumptions, risks and uncertainties that could cause actual results or outcomes to differ materially from those expressed in the forward-looking statements.

SIGNATURE Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTRAL VERMONT PUBLIC SERVICE CORPORATION

By	/s/ Jean H. Gibson Jean H. Gibson, Senior Vice President Chief Financial Officer, and Treasurer

December 16, 2004